Exhibit 99
FOR IMMEDIATE RELEASE
July 18, 2024

Cintas Corporation Announces
Fiscal 2024 Fourth Quarter and Full Year Results

CINCINNATI, July 18, 2024 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2024 fourth quarter ended May 31, 2024. Revenue for the fourth quarter of fiscal 2024 was $2.47 billion compared to $2.28 billion in last year’s fourth quarter, an increase of 8.2%. The organic revenue growth rate for the fourth quarter of fiscal 2024, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations and workday differences, was 7.5%.

Gross margin for the fourth quarter of fiscal 2024 was $1,215.4 million compared to $1,088.8 million in last year’s fourth quarter, an increase of 11.6%. Gross margin as a percentage of revenue was 49.2% for the fourth quarter of fiscal 2024 compared to 47.7% in last year's fourth quarter, an increase of 150 basis points.

Operating income for the fourth quarter of fiscal 2024 was $547.6 million compared to $470.8 million in last year's fourth quarter, an increase of 16.3%. Operating income as a percentage of revenue was 22.2% in the fourth quarter of fiscal 2024 compared to 20.6% in last year's fourth quarter.

Net income was $414.3 million for the fourth quarter of fiscal 2024 compared to $346.2 million in last year's fourth quarter. Fourth quarter of fiscal 2024 diluted earnings per share (EPS) was $3.99 compared to $3.33 in last year's fourth quarter, an increase of 19.8%.

For the fiscal year ended May 31, 2024, revenue was $9.60 billion compared to $8.82 billion for fiscal 2023, an increase of 8.9%. Operating income for fiscal 2024 was $2.07 billion compared to $1.80 billion for fiscal 2023, an increase of 14.8%. Operating income as a percent of revenue was 21.6% in fiscal 2024 compared to 20.4% in fiscal 2023. Diluted EPS for fiscal 2024 was $15.15 compared to $12.99 in fiscal 2023, an increase of 16.6%.

Cash flow from operating activities was $2.08 billion in fiscal 2024 compared to $1.60 billion in fiscal 2023, an increase of 30.2%. Cintas spent $409.5 million on capital expenditures in fiscal 2024, which is 4.3% as a percentage of revenue. Cintas acquired businesses for a total of $186.8 million in fiscal 2024. During fiscal 2024, Cintas paid cash dividends of $530.9 million, an increase of 18.0% over fiscal 2023. During fiscal 2024, and as of July 17, 2024, Cintas purchased 1,623,870 shares of Cintas common stock at an average price of $609.04 per share, for a total purchase price of $1.0 billion.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "Our strong fourth quarter results conclude another successful fiscal year of robust revenue growth and margin expansion, including an all-time high in operating income as a percent of revenue. Strong cash generation continued to fuel our balanced capital allocation strategy, focusing on new products and services for our customers and new technology to further enhance our position for the long-term, investing in strategic acquisitions and on returning capital to shareholders. We believe our results demonstrate the Cintas value proposition continues to resonate - we have a product or service to help nearly every business across North America focus on what they do best, while we take care of their image, safety, cleanliness and compliance needs."

"Our fiscal 2025 outlook reflects our continued confidence in our strategy. We remain focused on delivering outstanding customer experiences, nurturing the differentiated Cintas culture that drives our employee-partners and our success, and achieving growth and margin expansion aided by superior operations and investments in technology."

For fiscal 2025, revenue is expected to be in the range of $10.16 billion to $10.31 billion. Please keep in mind there are two fewer workdays in fiscal 2025 compared to fiscal 2024. The following table helps illustrate the impact of two fewer workdays:

		Fiscal 2025		Fiscal 2025
(in millions)	Fiscal 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

	A	B	E	H	I
Total revenue guidance	$9,596.6	$10,160.0	5.9%	$10,310.0	7.4%
			E=(B-A)/A		I=(H-A)/A
	C	D		D
Workdays in the period	262	260		260

	A	F	G	J	K
Workday adjusted revenue growth	$9,596.6	$10,238.2	6.7%	$10,389.3	8.3%
		F=(B/D)*C	E=(F-A)/A	F=(H/D)*C	K=(J-A)/A

Acquisition impact			(0.3)%		(0.3)%

Organic revenue growth			6.4%		8.0%

Please note the following regarding the total revenue guidance:
•Guidance does not assume any future acquisitions;
•Guidance assumes a constant foreign currency exchange rate.

For fiscal 2025, diluted EPS is expected to be in the range of $16.25 to $16.75.

		Fiscal 2025		Fiscal 2025
	Fiscal 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

Diluted EPS guidance	$15.15	$16.25	7.3%	$16.75	10.6%

Please note the following regarding diluted EPS guidance:
•Fiscal year 2025 interest, net is expected to be approximately $106.0 million compared to $95.0 million in fiscal year 2024, predominately as a result of higher variable rate debt used to complete a portion of the previously mentioned share buybacks through July 17, 2024. This may change as a result of future share buybacks or acquisition activity;
•Our fiscal 2025 effective tax rate is expected to be 20.4%, the same compared to fiscal 2024;
•Guidance does not include any future share buybacks or significant economic disruptions or downturn.

On May 2, 2024, Cintas announced that its Board of Directors approved a four-for-one split of its common stock. Shareholders of record, as of September 4, 2024, will receive three additional shares for each share held, which will be distributed after market close on September 11, 2024. Cintas anticipates its common stock to begin trading at the split-adjusted price on September 12, 2024. Our financial results for the first quarter of fiscal 2025 will be reported after the completion of the stock split.

The following table shows our fiscal 2024 diluted EPS and our fiscal 2025 diluted EPS outlook on a proforma basis after the impact of the recently announced common stock split.

		Fiscal 2025		Fiscal 2025
($s in millions, except EPS)	Fiscal 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

Diluted EPS guidance	$15.15	$16.25	7.3%	$16.75	10.6%

Net income allocated to common shareholders, as reported	$1,565.7

Proforma basic weighted average common shares outstanding	406.6
Proforma effect of dilutive securities - employee stock options	6.9
Proforma diluted weighted average common shares outstanding	413.5

Proforma diluted earnings per share	$3.79	$4.06	7.1%	$4.19	10.6%

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2024 fourth quarter and fiscal year results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements regarding our future business plans and expectations. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; supply chain constraints and macroeconomic conditions, including inflationary pressures and higher interest rates; fluctuations in costs of materials and labor, including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our aspirations relating to environmental, social and governance (ESG) opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; risks associated with cybersecurity threats, including disruptions caused by the inaccessibility of computer systems data and cybersecurity management, the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics; the amount and timing of repurchases of our common stock, if any; changes in global tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made, except otherwise as required by law. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2023 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President & Chief Financial Officer - 513-972-2079
Jared S. Mattingley, Vice President, Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2024	May 31, 2023	% Change
Revenue:
Uniform rental and facility services	$1,911,190	$1,773,206	7.8%
Other	559,745	511,265	9.5%
Total revenue	2,470,935	2,284,471	8.2%

Costs and expenses:
Cost of uniform rental and facility services	983,049	926,689	6.1%
Cost of other	272,437	269,004	1.3%
Selling and administrative expenses	667,855	617,980	8.1%

Operating income	547,594	470,798	16.3%

Interest income	(3,621)	(844)	329.0%
Interest expense	24,076	25,773	(6.6)%

Income before income taxes	527,139	445,869	18.2%
Income taxes	112,824	99,668	13.2%
Net income	$414,315	$346,201	19.7%

Basic earnings per share	$4.06	$3.39	19.8%

Diluted earnings per share	$3.99	$3.33	19.8%

Basic weighted average common shares outstanding	101,545	101,788
Diluted weighted average common shares outstanding	103,332	103,418

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2024	May 31, 2023	% Change
Revenue:
Uniform rental and facility services	$7,465,199	$6,897,130	8.2%
Other	2,131,416	1,918,639	11.1%
Total revenue	9,596,615	8,815,769	8.9%

Costs and expenses:
Cost of uniform rental and facility services	3,865,071	3,632,175	6.4%
Cost of other	1,045,128	1,010,226	3.5%
Selling and administrative expenses	2,617,783	2,370,704	10.4%

Operating income	2,068,633	1,802,664	14.8%

Interest income	(5,742)	(1,716)	234.6%
Interest expense	100,740	111,232	(9.4)%

Income before income taxes	1,973,635	1,693,148	16.6%
Income taxes	402,043	345,138	16.5%
Net income	$1,571,592	$1,348,010	16.6%

Basic earnings per share	$15.40	$13.21	16.6%

Diluted earnings per share	$15.15	$12.99	16.6%

Basic weighted average common shares outstanding	101,653	101,645
Diluted weighted average common shares outstanding	103,367	103,377

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Twelve Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023

Uniform rental and facility services gross margin	48.6%	47.7%	48.2%	47.3%
Other gross margin	51.3%	47.4%	51.0%	47.3%
Total gross margin	49.2%	47.7%	48.8%	47.3%
Net income margin	16.8%	15.2%	16.4%	15.3%

Reconciliation of Non-GAAP Financial Measures

The press release contains non-GAAP financial measures within the meaning of the rules promulgated by the U.S. Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides these additional non-GAAP financial measures of free cash flow and organic revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables below.

Computation of Free Cash Flow

	Twelve Months Ended
(In thousands)	May 31, 2024	May 31, 2023

Net cash provided by operations	$2,079,781	$1,597,814
Capital expenditures	(409,469)	(331,109)
Free cash flow	$1,670,312	$1,266,705

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Organic Revenue Growth

	Twelve Months Ended
	May 31, 2024	May 31, 2023	Growth %
	A	B	G
Revenue	$9,596,615	$8,815,769	8.9%
			G=(A-B)/B
	C	D
Workdays in the period	262	261

	E	F	H
Workday adjusted revenue growth	$9,559,987	$8,815,769	8.4%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F

Acquisition and foreign currency exchange impact, net			(0.4)%

Organic revenue growth			8.0%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Total
For the three months ended May 31, 2024
Revenue	$1,911,190	$277,638	$282,107	$2,470,935
Gross margin	$928,141	$153,832	$133,476	$1,215,449
Selling and administrative expenses	$495,187	$90,507	$82,161	$667,855
Operating income	$432,954	$63,325	$51,315	$547,594

For the three months ended May 31, 2023
Revenue	$1,773,206	$249,756	$261,509	$2,284,471
Gross margin	$846,517	$127,390	$114,871	$1,088,778
Selling and administrative expenses	$461,621	$80,312	$76,047	$617,980
Operating income	$384,896	$47,078	$38,824	$470,798

For the twelve months ended May 31, 2024
Revenue	$7,465,199	$1,067,334	$1,064,082	$9,596,615
Gross margin	$3,600,128	$592,656	$493,632	$4,686,416
Selling and administrative expenses	$1,940,627	$353,503	$323,653	$2,617,783
Operating income	$1,659,501	$239,153	$169,979	$2,068,633

For the twelve months ended May 31, 2023
Revenue	$6,897,130	$951,496	$967,143	$8,815,769
Gross margin	$3,264,955	$482,088	$426,325	$4,173,368
Selling and administrative expenses	$1,786,198	$301,398	$283,108	$2,370,704
Operating income	$1,478,757	$180,690	$143,217	$1,802,664

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	May 31, 2024	May 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$342,015	$124,149
Accounts receivable, net	1,244,182	1,152,993
Inventories, net	410,201	506,604
Uniforms and other rental items in service	1,040,144	1,011,918
Prepaid expenses and other current assets	148,665	142,795
Total current assets	3,185,207	2,938,459

Property and equipment, net	1,534,168	1,396,476

Investments	302,212	247,191
Goodwill	3,212,424	3,056,201
Service contracts, net	321,902	346,574
Operating lease right-of-use assets, net	187,953	178,464
Other assets, net	424,951	382,991
	$9,168,817	$8,546,356

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$339,166	$302,292
Accrued compensation and related liabilities	214,130	239,086
Accrued liabilities	761,283	632,504
Income taxes, current	18,618	12,470
Operating lease liabilities, current	45,727	43,710
Debt due within one year	449,595	—
Total current liabilities	1,828,519	1,230,062

Long-term liabilities:
Debt due after one year	2,025,934	2,486,405
Deferred income taxes	475,512	498,356
Operating lease liabilities	146,824	138,278
Accrued liabilities	375,656	329,269
Total long-term liabilities	3,023,926	3,452,308

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 425,000,000 shares authorized FY 2024: 193,274,296 issued and 101,251,994 outstanding FY 2023: 192,198,938 issued and 101,732,148 outstanding	2,305,301	2,031,542
Retained earnings	10,617,955	9,597,315
Treasury stock: FY 2024: 92,022,302 shares FY 2023: 90,466,790 shares	(8,698,085)	(7,842,649)
Accumulated other comprehensive income	91,201	77,778
Total shareholders’ equity	4,316,372	3,863,986
	$9,168,817	$8,546,356

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2024	May 31, 2023
Cash flows from operating activities:
Net income	$1,571,592	$1,348,010

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	280,866	257,041
Amortization of intangible assets and capitalized contract costs	161,518	152,121
Stock-based compensation	116,986	103,621
Deferred income taxes	(28,912)	23,233
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(91,399)	(151,771)
Inventories, net	95,766	(35,658)
Uniforms and other rental items in service	(22,815)	(98,252)
Prepaid expenses and other current assets and capitalized contract costs	(117,674)	(132,173)
Accounts payable	36,896	53,369
Accrued compensation and related liabilities	(27,013)	2,711
Accrued liabilities and other	97,750	41,314
Income taxes, current	6,220	34,248
Net cash provided by operating activities	2,079,781	1,597,814

Cash flows from investing activities:
Capital expenditures	(409,469)	(331,109)
Purchases of investments	(7,546)	(4,566)
Acquisitions of businesses, net of cash acquired	(186,837)	(46,357)
Other, net	(4,779)	(6,640)
Net cash used in investing activities	(608,631)	(388,672)

Cash flows from financing activities:
Payments of commercial paper, net	—	(261,200)
Repayment of debt	(13,450)	(50,000)
Proceeds from exercise of stock-based compensation awards	1,370	3,021
Dividends paid	(530,909)	(449,917)
Repurchase of common stock	(700,033)	(398,865)
Other, net	(10,468)	(15,875)
Net cash used in financing activities	(1,253,490)	(1,172,836)

Effect of exchange rate changes on cash and cash equivalents	206	(2,628)

Net increase in cash and cash equivalents	217,866	33,678
Cash and cash equivalents at beginning of year	124,149	90,471
Cash and cash equivalents at end of year	$342,015	$124,149